SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2016

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center

500 Virginia Street, East

Charleston, West Virginia 25301

(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 9, 2015, United Bankshares, Inc. (“United”), entered into an Agreement and Plan of Reorganization (the “Agreement”) with Bank of Georgetown (“BOG”), a privately-held community bank headquartered in Washington, D.C. pursuant to which BOG will merge with and into United Bank, an indirectly wholly-owned subsidiary of United (the “Merger”). Upon consummation of the Merger, United Bank shall survive and continue to exist as a Virginia banking corporation.

Since execution of the Agreement, United has received approvals for the Merger from both the Board of Governors of the Federal Reserve System and the Virginia State Corporation Commission’s Bureau of Financial Institutions, as well as a no objection letter from the D.C. Department of Insurance, Securities and Banking.

At a Special Meeting held on April 21, 2016, BOG’s shareholders approved the Merger. Therefore, all regulatory and shareholder approvals required for consummation of the Merger have now been obtained.

Consummation of the Merger remains subject to customary closing conditions. Assuming such conditions are satisfied, the parties intend to close the Merger on June 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: April 27, 2016	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice President and Chief Financial Officer